Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Mackenzie Realty Capital, Inc. of our report dated September 27, 2024, relating to the consolidated financial statements and schedule of Mackenzie Realty Capital, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2024, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams
Campbell, California
November 26, 2024